Labor Contract

Is made and entered by and between

Party A: Dalian TOFA New Material Development Co., Ltd.
as the employer; and

Party B: __________ as the employee

Prepared by Labor and Social Security Department of Dalian City

In accordance with the Labor Law of People’s Republic of China, the Labor Contract Law of People’s Republic of China and relevant laws and regulations, Parties hereto, on the basis of equality, willfulness, fair and honesty, agree as follows:

Part I Basic Information of Two Parties
Article 1
Name of Party A (Employer): Dalian TOFA New Material Development Co., Ltd.
Name of Legal Representative, Incumbent or Agent: Mr. Zheng Chuantao
Type of Incorporation: Corporate      Type of Organization Form: Limited Liabilities
Registered Domicile: South Lingang Industrial Park, Dalian City, Liaoning Province
Current Domicile: South Lingang Industrial Park, Dalian City, Liaoning Province
Contact: 89516999
Organization Code of Certificate of PRC: 24313240-3

Article 2
Name of Party B (Employee): ___________ Gender: ____
Type of Household Registration (Agriculture or Non-Agriculture): Non-Agriculture
Code of Identity Card: __________________ or the Name and Number of Other Effective Identity Card: NA
Registered Domicile: ________________________________________________________
Current Domicile: ________________________________________________________
Contact: ___________

Article 3
If there is any change in Party B’s contact or domicile, Party B shall notify Party A in a timely manner.

Part II Term of Contract
Article 4
Both parties hereto mutually agree that the term of contract shall be applied with the first means listed as below:
(I) Fixed Term: As of ________________ ended at _________________, wherein the internship starts as of NA to _______.
(II) Flexible Term: As of ended at , wherein the internship starts as of ______ to _______.
(III) Limitation of a Project: As of ____ ended at ______.

Part III Job Description and Location
Article 5
Party A shall designate Party B to the position of __________, engaged in __________ (job description) at Dalian (job location). Parties hereto may enter the Job Agreement specifying detailed job descriptions and requirements.

Article 6
Party B shall perform the vocational duties as required with the greatest care, in due time, and in compliance with Party A’s rules and bylaws.

Part IV Working Time and Holidays
Article 7
Party A requires Party B to work in line with the first working schedule listed as below:
(I) Standard Working Hours System: Party B shall work no longer than eight (8) hours, average 40 hours less per week. Party B shall have day-off on ________.
(II) Unfixed Working Time System. On the basis of keeping Party B’s physical well-being and heeding Party B’s advices, proper working schedule shall be applied including concentrated work, concentrated rest, rotation work and flexible working time. Additionally, the schedule shall guarantee the Party B’s rights of rest in holidays and vocations and its accomplishment of work.
(III) Working Hours System on a ______(monthly, quarterly or yearly) basis. In this system, the average daily and weekly working hours shall not exceed the amount specified in the standard working hours system. Prior to practicing the second and third means foresaid, Party A shall report to the Administration of Labors for approvals.

Article 8
Party A shall reasonably arrange Party B’s working hours subject to state regulations and in line with its productive needs. Party A shall guarantee Party B’s rights of rest and vocations on legitimate holidays or for reasons of home visit, marriage, funerals, maternity and paid vocations.

Article 9
Party A shall abide by relevant regulations and forbid forcing or indirectly forcing Party B to overwork. If extra working hours are needed in business, Party A shall consult with Labor Union and Party B if the working hour shall be extended. Normally, the extension shall be no longer than one (1) hour per day. For some special reasons that additional working hours are needed on basis of one-hour extension, Party A shall limit the working time up to three (3) hours per day and thirty six (36) hours monthly, on conditions of ensuring Party B’s physical well-being.

Part V Compensation
Article 10
Party A shall define its compensation system in connection with its operation characteristics and economic benefits. Compensation to Party B’s work shall be calculated on basis of, among others, Party A’s compensation system, Party B’s skills, job strength, working conditions and contributions. The principle “Same Work Same Pay” shall prevail.

Article 11
Party A shall compensate Party B by the first means listed as below:
(I) Hour-based salary. Party B’s standard salary is ____ RMB/month (or week), with its performance payment (or bonus) dependent on Party B’s actual contributions.
(II) Article-based salary. Party B’s fixed workload is _______, the unit price per article ____.

(III) Party B’s salary is subject to the salary distribution system lawfully designed by Party A. The compensation for Party B during the internship is ______.

Article 12
Party A shall pay Party B the salary in cash or via transferring account prior to the twentieth day of each month. In case of any holidays, vocations or weekends, Party A shall precede the payment in the nearest working days. Party A shall record Party B’s receiving date, amount of salary, working hours, signature and other information, in written form; and shall give Party B the salary list.

Article 13
If Party A arranges Party B to work extra time or on weekends or legitimate holidays, Party A shall compensate Party B with the premium payment or extra rest days as regulated by state laws.

Article 14
If Party B provides labor services in normal understanding, the compensation to Party B from Party A shall not be lower than the minimum payment standards.

Article 15
In the midst of Party B’s receiving medical care, Party A shall pay the sick-leave based salary as required by the corporate bylaws, but the amount shall exceed 80% of minimum payment.

Part VI Social Insurance and Employees’ Benefits
Article 16
Parties hereto shall be covered with social insurance as per laws and regulations, paying miscellaneous social insurance fees in full amount and due time. Insurance premium shall be paid with the first means listed below, of which the proportion borne by Party B shall be withheld and remitted by Party A.
(I) Coverage of pension, medical care, unemployment, work-related injury and maternity.
(II) Coverage of medical care, work-related injury and ________________.

Article 17
Throughout the contract term, parties hereto shall perform and execute the terms and stipulations related to vocations, injuries, sickness, work-induced diseases/injuries, maternity, death, limitation and treatment of the period of medical care, maternity and lactation, subject to relevant laws and regulations.

Article 18
Party A shall provide the following employees’ benefits to Party B, including:

Party A (Seal)__________________	Party B (Signature) ___________________
Legal Representative, Incumbent
Or Agent (Signature)

Date:

________________________________________________________________________

Parties hereto shall voluntarily apply for attestation in relation to the Contract. Such application shall be submitted within thirty (30) days upon the effective date of the Contract.

Attestation Organization (Seal)	Date: